UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 4, 2007

Isilon Systems, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	3345955	91-2101027
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

3101 Western Ave., Seattle, Washington		98121
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	206-315-7493

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On November 8, 2007, Isilon Systems, Inc. (the "Company") announced that its Audit Committee is conducting an independent review of certain sales to resellers and other customers to determine whether commitments were made that have an impact on the timing and treatment of revenue recognition and whether the Company’s internal controls relating to revenue recognition are sufficient. Until the Audit Committee’s independent review is completed, the Company will not report its financial results or file its Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2007. The Company will file its Form 10-Q as soon as practicable following the completion of the Audit Committee’s review and consultation with its independent registered public accounting firm, but will not likely file by the extended timeline provided by Form 12b-25 for the fiscal quarter ended September 30, 2007. The Company expects to incur considerable professional fees and expenses related to the Audit Committee’s review during the fourth quarter.

A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

99.1 Press Release of Isilon Systems, Inc. dated November 8, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Isilon Systems, Inc.

November 8, 2007	By:	Keenan M. Conder

Name: Keenan M. Conder
Title: VP General Counsel and Corporate Secretary

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Exhibit Index

Exhibit No.	Description

99.1	Press Release of Isilon Systems, Inc. dated November 8, 2007.